Exhibit 99.4

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

The following unaudited pro forma combined statements of operations are presented to illustrate the estimated effects of the following transactions (together, the “Transactions”) as described more fully in the accompanying notes to the unaudited pro forma combined statements of operations: (i) the acquisition by Seattle Genetics, Inc. (the “Company”) of Cascadian Therapeutics, Inc. (“Cascadian”) on March 9, 2018, for a total purchase price of approximately $614.1 million (the “Acquisition”), and (ii) the Company’s completion of an underwritten public offering of 13,269,230 shares of its common stock on February 5, 2018 that resulted in net proceeds to the Company of approximately $658.2 million after deducting underwriting discounts, commissions, and other offering expenses (the “Offering”). The Company used the vast majority of the net proceeds from the Offering to fund the Acquisition purchase price.

The unaudited pro forma combined statements of operations for the year ended December 31, 2017 and for the three months ended March 31, 2018 are based upon and derived from the historical financial information of the Company and Cascadian and are presented as if the Transactions had occurred on January 1, 2017. The historical consolidated financial information of the Company includes the results of Cascadian as of March 9, 2018 and reflects adjustments that are (i) directly attributable to the Transactions, (ii) factually supportable, and (iii) expected to have a continuing impact on the Company’s results of operations. The pro forma adjustments are preliminary and are based upon available information and certain assumptions, as described in the accompanying notes to the unaudited pro forma combined statements of operations, that the Company management believes are reasonable under the circumstances. Actual results and valuations may differ materially from the assumptions within the accompanying unaudited pro forma combined statements of operations. A pro forma combined balance sheet has not been presented as the Transactions are reflected in the historical balance sheet of the Company as of March 31, 2018 included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which was filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2018.

The Acquisition was accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) 805, “Business Combinations,” (“ASC 805”). Under ASC 805, assets acquired and liabilities assumed are generally recognized at their acquisition date fair value. The fair value of identifiable tangible and intangible assets acquired and liabilities assumed from the Acquisition are based on the fair market values as of the closing date. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed is recognized as goodwill. Significant judgment is required in determining the fair values of the net assets acquired, including in-process research and development intangible assets and certain other assets and liabilities. Such a valuation requires estimates and assumptions including, but not limited to, estimating future cash flows and direct costs in addition to developing the appropriate discount rates and current market profit margins.

The unaudited pro forma combined statements of operations have been prepared by Company management in accordance with Article 11 of Regulation S-X and are not necessarily indicative of the combined results of operations that would have been realized had the Transactions been completed as of the date indicated, nor is it meant to be indicative of any anticipated combined future results of operations that the Company will experience after the Transactions were completed. The accompanying unaudited pro forma combined statements of operations do not include any expected cost savings or restructuring actions which may be achievable or the impact of any non-recurring expenses and one-time transaction-related costs that were and may be incurred as a result of the Transactions.

The unaudited pro forma combined statements of operations, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2017 and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, as well as the historical consolidated financial statements of Cascadian included in Exhibit 99.3 to the Company’s Current Report on Form 8-K/A to which these unaudited pro forma combined statements of operations are attached as Exhibit 99.4.

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2017

(in thousands)

	Seattle Genetics, Inc.	Cascadian Therapeutics, Inc.	Pro Forma Adjustments	Notes	Seattle Genetics, Inc. Unaudited Pro Forma Combined
Revenues:
Net product sales	$307,562	$—	$—		$307,562
Collaboration and license agreement revenues	108,632	—	—		108,632
Royalty revenues	66,056	—	—		66,056

Total revenues	482,250	—	—		482,250
Costs and expenses:
Cost of sales	34,768	—	—		34,768
Cost of royalty revenues	19,350	—	—		19,350
Research and development	456,700	43,980	—		500,680
Selling, general and administrative	167,233	14,109	—		181,342

Total costs and expenses	678,051	58,089	—		736,140

Loss from operations	(195,801)	(58,089)	—		(253,890)
Investment and other income, net	36,914	1,155	—		38,069
Income tax benefit	33,357	—	—		33,357

Net loss	(125,530)	(56,934)	—		(182,464)
Deemed dividend	—	(982)	—		(982)

Net loss attributable to common stockholders	$(125,530)	$(57,916)	$—		$(183,446)

Net loss attributable to common stockholders per share:
Basic	$(0.88)				$(1.17)
Diluted	$(0.88)				$(1.17)
Weighted-average shares used in computing per share amounts:
Basic	143,174		13,269	B	156,443
Diluted	143,174		13,269	B	156,443

See the accompanying notes to the unaudited pro forma combined statements of operations, which are an integral part of the unaudited pro forma combined statements of operations.

Unaudited Pro Forma Combined Statement of Operations

For the Three Months Ended March 31, 2018

(in thousands)

	Seattle Genetics, Inc.	Cascadian Therapeutics, Inc. 1/1/18 - 3/8/18	Pro Forma Adjustments	Notes	Seattle Genetics, Inc. Unaudited Pro Forma Combined
Revenues:
Net product sales	$95,357	$—	$—		$95,357
Collaboration and license agreement revenues	29,559	—	—		29,559
Royalty revenues	15,674	—	—		15,674

Total revenues	140,590	—	—		140,590
Costs and expenses:
Cost of sales	10,358	—	—		10,358
Cost of royalty revenues	5,377	—	—		5,377
Research and development	152,502	27,361	—		179,863
Selling, general and administrative	66,182	31,695	(29,900)	A	67,978

Total costs and expenses	234,419	59,057	(29,900)		263,576

Loss from operations	(93,829)	(59,057)	29,900		(122,986)
Investment and other income, net	(17,886)	223	—		(17,663)
Income tax benefit	—	—	—		—

Net loss	(111,715)	(58,834)	29,900		(140,649)
Deemed dividend	—	—	—		—

Net loss attributable to common stockholders	$(111,715)	$(58,834)	$29,900		$(140,649)

Net loss attributable to common stockholders per share:
Basic	$(0.73)				$(0.89)
Diluted	$(0.73)				$(0.89)
Weighted-average shares used in computing per share amounts:
Basic	152,049		5,897	B	157,946
Diluted	152,049		5,897	B	157,946

See the accompanying notes to the unaudited pro forma combined statements of operations, which are an integral part of the unaudited pro forma combined statements of operations.

1. Descriptions of transactions

The Acquisition: On January 30, 2018, Seattle Genetics, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Valley Acquisition Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Cascadian Therapeutics, Inc. (“Cascadian”). In accordance with the terms of the Merger Agreement, Merger Sub commenced a tender offer for all of Cascadian’s outstanding shares of common stock, par value $0.0001 per share (the “Shares”), at a purchase price of $10.00 per Share, net to seller in cash (the “Offer Price”), without interest, less any applicable withholding taxes (the “Offer”).

On March 9, 2018, immediately after the expiration of the Offer, Merger Sub irrevocably accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer and payment for such Shares was made to the depositary. Also on March 9, 2018, the Company completed the acquisition of Cascadian (the “Acquisition”) through the merger of Merger Sub with and into Cascadian, with Cascadian surviving as a subsidiary of the Company (the “Merger”). At the effective time of the Merger, each Share outstanding immediately prior to the effective time (other than Shares owned by stockholders who properly demanded appraisal in connection with the Merger and Shares owned by the Company, Merger Sub or any other wholly owned subsidiary of the Company and Shares owned by Cascadian or any wholly owned subsidiary of Cascadian, and in each case not held on behalf of third parties) was cancelled and converted into the right to receive the same Offer Price, without interest, less any applicable withholding taxes. The total purchase price for the Acquisition was approximately $614.1 million.

The Offering: On February 5, 2018, the Company completed an underwritten public offering of 13,269,230 shares of its common stock at a public offering price of $52.00 per share (the “Offering”). The Offering resulted in net proceeds to the Company of approximately $658.2 million, after deducting underwriting discounts, commissions, and other offering expenses. The Company used the vast majority of the net proceeds from the Offering to fund the Acquisition purchase price.

2. Basis of presentation

The unaudited pro forma combined statements of operations for the year ended December 31, 2017 and for the three months ended March 31, 2018 are based upon and derived from the historical financial information of the Company and Cascadian and are presented as if the Transactions had occurred on January 1, 2017. The historical consolidated financial information of the Company has been adjusted in the accompanying unaudited pro forma combined statements of operations to give effect to pro forma events that are (i) directly attributable to the Transactions, (ii) factually supportable, and (iii) expected to have a continuing impact on the Company’s results of operations.

The Acquisition was accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) 805, “Business Combinations,” (“ASC 805”). The unaudited pro forma combined statements of operations were prepared using the acquisition method of accounting, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. The adjustments to reflect the acquisition method of accounting are preliminary and are based upon available information and certain assumptions which management believes are reasonable under the circumstances.

The acquisition method of accounting uses the fair value concepts defined in ASC 820, “Fair Value Measurement,” as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This is an exit price concept for the valuation of an asset or liability. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants. Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

3. Preliminary purchase price allocation

The preliminary purchase price allocation of the net assets acquired based on their estimated fair values as of the acquisition date was as follows (in thousands):

Cash and cash equivalents	$15,919
Short-term and long-term investments	66,491
Prepaid expenses and other assets	2,215
Property and equipment	566
In-process research and development	300,000
Goodwill	251,017
Accounts payable and accrued liabilities	(22,138)

Total purchase price	$614,070

Tangible assets and liabilities: The carrying amounts of tangible assets and liabilities approximated their current fair values.

Intangible assets – In-process research and development: In-process research and development represents incomplete research and development projects at Cascadian, primarily related to tucatinib, an investigational oral tyrosine kinase inhibitor that is currently being evaluated for patients with HER2-positive metastatic breast cancer. The fair value of in-process research and development was based on the present value of future discounted cash flows, which was based on significant estimates. These estimates included the number of potential patients and market price of a future tucatinib-based regimen, costs required to conduct clinical trials and potentially commercialize tucatinib, as well as estimates for probability of success and the discount rate.

In-process research and development assets are accounted for as indefinite-lived intangible assets and maintained on the balance sheet until either the underlying project is completed or the asset becomes impaired. If the project is completed, the carrying value of the related intangible asset is amortized to earnings over the remaining estimated useful life of the asset beginning in the period in which the project is completed. If the asset becomes impaired or is abandoned, the carrying value of the related intangible asset is written down to its fair value and an impairment charge is recorded in the period in which the impairment occurs.

Goodwill: Goodwill represents the excess of the acquisition-date fair value of total consideration over the acquisition-date fair value of net assets acquired. Goodwill primarily was attributed to tucatinib’s potential application in other treatment settings, intangible assets that do not qualify for separate recognition, and synergies with the Company’s existing pipeline and capabilities. The amount allocated to goodwill is preliminary, since the acquisition accounting is not yet finalized as it relates to income taxes.

Goodwill is not amortized, but instead will be tested for impairment annually or more frequently when events or circumstances indicate that impairment may have occurred. If goodwill becomes impaired, its carrying value is written down to its fair value and an impairment charge is recorded in the period in which the impairment occurs.

4. Accounting policies

The Company has substantially completed its review of Cascadian’s accounting policies and believes that there are no material differences in accounting policies among the Company and Cascadian. Accordingly, these unaudited pro forma combined statements of operations include no adjustments for the reclassification of any amounts in the results of operations.

5. Adjustments in unaudited pro forma combined statements of operations

A.	Acquisition-related transaction costs were expensed in the Company’s and Cascadian’s historical statements of operations. As acquisition-related transaction costs are non-recurring, direct, incremental costs of the Acquisition, they should not be reflected in the unaudited pro forma combined statements of operations. Accordingly, an adjustment of $29.9 million has been reflected in the unaudited pro forma combined statement of operations for the three months ended March 31, 2018 to remove acquisition-related transaction costs that were expensed by the Company and Cascadian during the three months ended March 31, 2018. This amount includes a $6.0 million commitment fee paid by the Company in connection with entering a commitment letter for a senior secured bridge loan prior to the completion of the Offering. The senior secured bridge loan was not utilized due to the completion of the Offering.

B.	The Offering of 13,269,230 shares was completed on February 5, 2018. Weighted-average shares in the unaudited pro forma combined statements of operations were adjusted to reflect the Offering as if it occurred on January 1, 2017. Accordingly, the pro forma adjustments to the weighted-average shares were based on the following:

•	For the year ended December 31, 2017, the adjustment equaled the total shares of 13,269,230 issued under the Offering.

•	For the three months ended March 31, 2018, the adjustment of approximately 5,897,000 equaled the difference between the total shares of 13,269,230 issued under the Offering and the shares included in the Company’s historical weighted-average shares from February 5, 2018 through March 31, 2018, such that the pro forma combined weighted-average shares included the total shares of 13,269,230 issued under the Offering.